Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Trustees

The MasTec, Inc. 401(k) Retirement Plan

Coral Gables, Florida

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Statement Numbers 333-139996 and 033-55327) of our report dated June 28, 2011, relating to the financial statements and supplemental schedules of The MasTec, Inc. 401(k) Retirement Plan, which appear in this Form 11-K for the year ended December 31, 2010.

/s/ BDO USA, LLP

Certified Public Accountants

Miami, Florida

June 28, 2011